Addendum To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated November 14, 2011 Rule 424(b)(3)

JPMORGAN CHASE & CO.

Debt Securities

Warrants

Units

Purchase Contracts

You should read the product supplements listed in Annex A and Annex B to this addendum (the “Product Supplements”), the index supplements listed in Annex C to this addendum (the “Index Supplements”) and/or the related pricing supplement(s) (“Pricing Supplement”), each of which contains the specific terms of the Global Medium-Term Notes, Series E offered by JPMorgan Chase & Co. (the “Notes”), together with the accompanying prospectus dated November 14, 2011 of JPMorgan Chase & Co. (the “Prospectus”) and the accompanying prospectus supplement dated November 14, 2011 of JPMorgan Chase & Co. (the “Prospectus Supplement”). When you read the Product Supplements, the Index Supplements and/or the related Pricing Supplement, please note that all references in the Product Supplements, the Index Supplements and/or the related Pricing Supplement to a prospectus dated December 1, 2005 of JPMorgan Chase & Co. or a prospectus dated November 21, 2008 of JPMorgan Chase & Co. (or to any section of such prospectus), should refer instead to the Prospectus or to the corresponding section of the Prospectus, as applicable, and all references in the Product Supplements, the Index Supplements and/or the related Pricing Supplement to a prospectus supplement dated December 1, 2005 of JPMorgan Chase & Co., a prospectus supplement dated October 12, 2006 of JPMorgan Chase & Co. or a prospectus supplement dated November 21, 2008 of JPMorgan Chase & Co. (or to any section of such prospectus supplement), should refer instead to the Prospectus Supplement or to the corresponding section of the Prospectus Supplement, as applicable; provided that all references to the section entitled “Forms of Securities — Book-Entry System” in the prospectuses dated December 1, 2005 and November 21, 2008 and all references to the section entitled “The Depositary” in the prospectus supplements dated December 1, 2005, October 12, 2006 and November 21, 2008 shall be deemed to refer to the section entitled “Forms of Securities — Book-Entry System” in the Prospectus.

The accompanying Prospectus supersedes the prospectuses dated December 1, 2005 and November 21, 2008 and the accompanying Prospectus Supplement supersedes the prospectus supplements dated December 1, 2005, October 12, 2006 and November 21, 2008.

JPMorgan Chase & Co. will, and other affiliates of JPMorgan Chase & Co. may, use this addendum and the accompanying Prospectus and Prospectus Supplement in connection with new offerings of Notes or market-making transactions of Notes originally issued under the prospectuses dated December 1, 2005 and November 21, 2008 and the prospectus supplements dated December 1, 2005, October 12, 2006 and November 21, 2008.

November 14, 2011.

Annex A

NO.		PRODUCT SUPPLEMENT	DATE FILED

1.	1-I	Principal Protected Notes Linked to the Dow Jones - AIG Commodity Indexsm	December 1, 2005
2.	1-II	Principal Protected Notes Linked to the Dow Jones - AIG Commodity Indexsm	December 30, 2005
3.	1-III	Principal Protected Notes Linked to the Dow Jones - AIG Commodity Indexsm	January 31, 2006
4.	1-IV	Principal Protected Notes Linked to the Dow Jones - AIG Commodity IndexSM	May 4, 2006
5.	2-I	Principal Protected Notes Linked to the Nikkei 225 Index	December 1, 2005
6.	2-II	Principal Protected Notes Linked to the Nikkei 225 Index	March 14, 2006
7.	2-III	Principal Protected Notes Linked to the Nikkei 225 Index	February 7, 2007
8.	3-I	Floating Rate Notes Linked to the Consumer Price Index	December 1, 2005
9.	3-II	Floating Rate Notes Linked to the Consumer Price Index	February 13, 2006
10.	4-I	Floating Rate Notes Linked to the Constant Maturity U.S. Treasury Rate	December 1, 2005
11.	5-I	Principal Protected Notes Linked to a Basket Consisting of the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index	December 7, 2005
12.	5-II	Principal Protected Notes Linked to a Basket Consisting of the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index	January 31, 2006
13.	6-I	Bearish Return Enhanced Notes Linked to the PHLX Housing SectorSM Index	December 30, 2005
14.	7-I	Return Enhanced Notes Linked to the Russell 2000® Index	December 30, 2005
15.	8-I	Principal Protected Notes Linked to a Basket Consisting of the FTSE™ 100 Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index	December 30, 2005
16.	9-I	Principal Protected Notes Linked to a Basket Consisting of the AMEX Hong Kong 30 Index, the MSCI Taiwan Index and the MSCI Singapore Index	January 18, 2006
17.	10-I	Return Enhanced Notes Linked to the Nikkei 225 Index	February 9, 2006
18.	10-II	Return Enhanced Notes Linked to the Nikkei 225 Index	March 20, 2006
19.	11-I	Principal Protected Notes Linked to a Basket Consisting of the S&P 500® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index	February 28, 2006
20.	12-I	Principal Protected Notes Linked to the Dow Jones Industrial AverageSM	March 6, 2006
21.	13-I	Principal Protected Notes Linked to the U.S. Dollar Index®	March 7, 2006
22.	14-I	Principal Protected Notes Linked to the S&P 500® Index	March 10, 2006
23.	14-II	Principal Protected Notes Linked to the S&P 500® Index	December 21, 2006
2

24.	15-I	Principal Protected Notes Linked to the Dow Jones EURO STOXX 50® Index	March 13, 2006
25.	15-II	Principal Protected Notes Linked to the Dow Jones EURO STOXX 50® Index	April 13, 2007
26.	16-I	Lesser Index Principal Protected Notes Linked to the Nikkei 225 Index and the S&P 500® Index	March 16, 2006
27.	16-II	Lesser Index Principal Protected Notes Linked to the Nikkei 225 Index and the S&P 500® Index	October 27, 2006
28.	16-III	Lesser Index Principal Protected Notes Linked to the Nikkei 225 Index and the S&P 500® Index	February 9, 2007
29.	17-I	Lesser Index Principal Protected Notes Linked to the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index	March 16, 2006
30.	17-II	Lesser Index Principal Protected Notes Linked to the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index	October 31, 2006
31.	17-III	Lesser Index Principal Protected Notes Linked to the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index	January 11, 2007
32.	18-I	Return Enhanced Notes Linked to the S&P 500® Index	March 16, 2006
33.	18-II	Return Enhanced Notes Linked to the S&P 500® Index	June 2, 2008
34.	19-I	Return Enhanced Notes Linked to the Dow Jones EURO STOXX 50® Index	March 21, 2006
35.	20-I	Review Notes Linked to the S&P 500® Index	March 21, 2006
36.	21-I	Review Notes Linked to the Nikkei 225 Index	March 21, 2006
37.	22-I	Review Notes Linked to the Dow Jones EURO STOXX 50® Index	March 22, 2006
38.	23-I	Buffered Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	March 22, 2006
39.	24-I	Review Notes Linked to the Dow Jones – AIG Commodity IndexSM	March 22, 2006
40.	25-I	Lesser Index Review Notes Linked to the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Index	March 23, 2006
41.	26-I	Lesser Index Review Notes Linked to the S&P 500® Index and the Dow Jones EURO STOXX 50® Index	March 23, 2006
42.	27-I	Lesser Index Review Notes Linked to the S&P 500® Index and the Nikkei 225 Index	March 23, 2006
43.	28-I	Call Overwrite Index Notes Linked to the BXMSM Index	March 24, 2006
44.	29-I	Return Enhanced Notes Linked to the MSCI Taiwan Index	April 3, 2006
45.	30-I	Best of Floating Rate Notes Linked to Constant Maturity U.S. Treasury Rates	April 5, 2006
46.	31-I

Return Enhanced Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index

May 4, 2006
3

47.	31-II

Return Enhanced Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index

May 5, 2006
48.	32-I

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index

May 4, 2006
49.	32-II

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index

January 4, 2007
50.	32-III

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index

January 24, 2007
51.	32-IV

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index

February 22, 2007
52.	32-V

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index and the S&P 500® Index

March 5, 2007
53.	32-VI

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index, the Russell 2000® Index and the S&P 500® Index

March 12, 2007
54.	32-VII

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index, the Russell 2000® Index, the Russell 3000® Index and the S&P 500® Index, or Linked to Any One of the Foregoing

June 29, 2007
55.	32-VIII

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index, the Russell 2000® Index, the Russell 3000® Index and the S&P 500® Index, or Linked to Any One of the Foregoing

November 16, 2007
4

56.	32-IX

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones — AIG Commodity IndexSM, the S&P GSCI™ Excess Return Index, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index, the Russell 2000® Index, the Russell 3000® Index and the S&P 500® Index, or Linked to Any One of the Foregoing

March 31, 2008
57.	32-X

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones — AIG Commodity IndexSM, the S&P GSCI™ Excess Return Index, the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return, the S&P GSCI™ Precious Metals Index Excess Return, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index, the Russell 2000® Index, the Russell 3000® Index and the S&P 500® Index, or Linked to Any One of the Foregoing

April 18, 2008
58.	32-XI

Principal Protected Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones — AIG Commodity IndexSM, the S&P GSCI™ Excess Return Index, the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return, the S&P GSCI™ Precious Metals Index Excess Return, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI EAFE® Index, the iShares® MSCI Emerging Markets Index Fund, the MSCI Taiwan Index, the MSCI Singapore Index, the Nikkei 225 Index, the Russell 2000® Index, the Russell 3000® Index and the S&P 500® Index, or Linked to Any One of the Foregoing

August 1, 2008
59.	32-XII

Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the PowerShares Water Resources Portfolio, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF

September 3, 2008
60.	33-I	Return Enhanced Notes Linked to a Weighted Basket Consisting of up to Four Commodities	May 31, 2006
61.	33-II	Return Enhanced Notes Linked to a Weighted Basket Consisting of up to Six Commodities	November 7, 2006
62.	34-I	Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	June 16, 2006
5

63.	34-II	Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	June 27, 2006
64.	34-III	Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	October 12, 2006
65.	34-IV	Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	December 14, 2006
66.	34-V	Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	February 7, 2007
67.	34-VI	Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	February 28, 2008
68.	35-I	Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index	June 20, 2006
69.	36-I	Principal Protected Exchangeable Notes Linked to the Common Stock of a Underlying Equity Issuer	June 23, 2006
70.	37-I	Reverse Exchangeable Notes Linked to the Least Performing Common Stock in the Dow Jones Industrial AverageSM* * not including the common stock of JPMorgan Chase & Co.	August 14, 2006
71.	37-II	Reverse Exchangeable Notes Linked to the Least Performing Common Stock in the Dow Jones Industrial AverageSM* * not including the common stock of JPMorgan Chase & Co.	August 15, 2006
72.	37-III	Reverse Exchangeable Notes Linked to the Least Performing Common Stock in the Dow Jones Industrial AverageSM* * not including the common stock of JPMorgan Chase & Co.	November 6, 2006
73.	37-IV	Reverse Exchangeable Notes Linked to the Least Performing Common Stock in the Dow Jones Industrial AverageSM* * not including the common stock of JPMorgan Chase & Co.	December 4, 2006
74.	37-V	Reverse Exchangeable Notes Linked to the Least Performing Common Stock in the Dow Jones Industrial AverageSM* * not including the common stock of JPMorgan Chase & Co.	May 15, 2007
75.	37-VI	Reverse Exchangeable Notes Linked to the Least Performing Common Stock in the Dow Jones Industrial AverageSM* * not including the common stock of JPMorgan Chase & Co.	April 15, 2008
76.	38-I	Principal Protected Notes Linked to a Basket Consisting of the S&P 500® Index and the MSCI EAFE® Index	August 16, 2006
77.	39-I	Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index and the FTSE™ 100 Index	August 21, 2006
78.	39-II

Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index and the iShares® MSCI Emerging Markets Index Fund

May 2, 2007
79.	39-III

Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the MSCI EAFE® Index and the iShares® MSCI Emerging Markets Index Fund

July 25, 2007
6

80.	39-IV

Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the MSCI EAFE® Index, the Russell 1000® Growth Index, the Russell 1000® Value Index and the iShares® MSCI Emerging Markets Index Fund

September 28, 2007
81.	39-V

Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the MSCI EAFE® Index, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index and the iShares® MSCI Emerging Markets Index Fund

October 22, 2007
82.	39-VI

Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the MSCI EAFE® Index, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index and the iShares® MSCI Emerging Markets Index Fund

November 7, 2007
83.	39-VII

Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the MSCI EAFE® Index, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF

December 7, 2007
84.	39-VIII

Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the iShares® MSCI Emerging Markets Index Fund and the Vanguard® Emerging Markets ETF

December 14, 2007
85.	39-IX

Return Enhanced Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF

March 31, 2008
86.	39-X

Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF

April 18, 2008
7

87.	39-XI

Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF

June 11, 2008
88.	39-XII

Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the PowerShares Water Resources Portfolio, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF

September 3, 2008
89.	39-XIII

Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More of the S&P 500® Index, the S&P MidCap 400® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the MSCI World IndexSM, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the Russell 3000® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the PowerShares Water Resources Portfolio, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF

October 29, 2008
90.	40-I	Lesser Index Return Enhanced Notes Linked to the TOPIX® Index and the Nikkei 225 Index	August 29, 2006
91.	41-I	Review Notes Linked to a Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index	September 6, 2006
92.	42-I	Review Notes Linked to the Constant Maturity U.S. Treasury Rate	September 8, 2006
93.	43-I	Return Enhanced Notes Linked to a Weighted Basket Consisting of the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the S&P BRIC 40 Index and the CECEEUR Index	September 28, 2006
94.	44-I	Return Enhanced Notes Linked to the S&P Composite 1500 Homebuilding Index	October 3, 2006
95.	45-I	Bearish Reverse Exchangeable Notes Linked to the Best Performing Common Stock of Two or More Reference Stock Issuers	October 6, 2006
8

96.	46-I	Return Enhanced Notes Linked to the Performance of the Russell 2000® Index Relative to the Performance of the S&P 500® Index	October 12, 2006
97.	47-I	Lookback Return Enhanced Notes Linked to a Weighted Basket Consisting of the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the S&P BRIC 40 Index and the CECEEUR Index	October 18, 2006
98.	48-I	Return Enhanced Notes Linked to the Russell 1000® Index	October 31, 2006
99.	49-I	Principal Protected Notes Linked to the Performance of a Weighted Basket of Currencies or Currency Relative to a Reference Currency	November 3, 2006
100.	49-II	Principal Protected Notes Linked to the Performance of a Weighted Basket of Currencies or Currency Relative to a Reference Currency	March 7, 2007
101.	49-III	Principal Protected Notes Linked to the Performance of a Weighted Basket of Currencies or Currency Relative to a Reference Currency	December 17, 2007
102.	50-I	Return Enhanced Notes Linked to the S&P MidCap 400® Index	November 7, 2006
103.	51-I	Principal Protected Notes Linked to a Weighted Basket Consisting of up to Eight Commodities	November 9, 2006
104.	52-I	Principal Protected Auto Callable Knock-Out Notes Linked to iShares® MSCI Emerging Markets Index Fund	November 9, 2006
105.	53-I	Return Enhanced Notes Linked to the MSCI EAFE® Index	November 21, 2006
106.	54-I

Return Enhanced Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSETM 100 Index, the S&P BRIC 40 Index, the CECEEUR Index, the Korea Stock Price Index 200, the MSCI Taiwan Index, the Goldman Sachs Commodity Index® Excess Return and the Dow Jones U.S. Real Estate Index

November 22, 2006
107.	54-II

Return Enhanced Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the S&P BRIC 40 Index, the CECEEUR Index, the Korea Stock Price Index 200, the MSCI Singapore Index, the MSCI Taiwan Index, the Goldman Sachs Commodity Index® Excess Return and the Dow Jones U.S. Real Estate Index

January 29, 2007
108.	54-III

Return Enhanced Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the CECEEUR Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the Kuala Lumpur Composite Index, the MSCI Singapore Index, the MSCI Taiwan Index, the Nikkei 225 Index, the Russell 2000® Index, the Russian Depositary Receipts Index, the S&P 500® Index, the S&P BRIC 40 Index, the Goldman Sachs Commodity Index® Excess Return, the iShares® MSCI Brazil Index Fund and the iShares® MSCI Emerging Markets Index Fund

May 3, 2007
9

109.	54-IV

Return Enhanced Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the CECEEUR Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the FTSE™ 100 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the Kuala Lumpur Composite Index, the MSCI Singapore Index, the MSCI Taiwan Index, the Nikkei 225 Index, the Russell 2000® Index, the Russian Depositary Receipts Index, the S&P 500® Index, the S&P BRIC 40 Index, the Goldman Sachs Commodity Index® Excess Return, the iShares® MSCI Brazil Index Fund and the iShares® MSCI Emerging Markets Index Fund

May 4, 2007
110.	55-I	Return Enhanced Notes Linked to the JPMorgan Commodity Investable Global Asset Rotator Excess Return	November 22, 2006
111.	56-I	Bearish Principal Protected Notes Linked Inversely to the PHLX Housing SectorSM Index	November 29, 2006
112.	57-I	Auto Callable Knock-Out Notes Linked to the streetTRACKS® Gold Trust	November 29, 2006
113.	58-I	Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	December 4, 2006
114.	59-I	Lesser Index Principal Protected Notes Linked to the Dow Jones EURO STOXX 50® Index and the S&P 500® Index	December 14, 2006
115.	59-II	Lesser Index Principal Protected Notes Linked to the Dow Jones EURO STOXX 50® Index and the S&P 500® Index	April 3, 2007
116.	60-I	Return Enhanced Notes Linked to the Dow Jones - AIG Commodity IndexSM	December 20, 2006
117.	60-II	Return Enhanced Notes Linked to a Weighted Basket Consisting of up to Six Commodity Indices or Linked to Any One of the Foregoing	February 27, 2008
118.	61-I	Lesser Index Principal Protected Notes Linked to the Russell 2000® Index and the S&P 500® Index	January 5, 2007
119.	62-I	Contingent Interest Range Notes Linked to the Common Stock of One or More Reference Stock Issuers	January 11, 2007
120.	63-I	Return Enhanced Notes Linked to the PHLX Oil Service SectorSM Index	January 25, 2007
121.	64-I	Return Notes Linked to the Dow 10 IndexSM Total Return	January 26, 2007
122.	65-I	Outperformance Return Enhanced Notes Linked to the Performance of the S&P 500® Index Compared to the Performance of the Russell 2000® Index	January 30, 2007
123.	66-I	Callable Principal Protected Notes Linked to the S&P 500® Index	January 31, 2007
124.	67-I	Auto Callable Knock-Out Notes Linked to the iShares® MSCI Emerging Markets Index Fund	February 2, 2007
125.	67-II	Auto Callable Knock-Out Notes Linked to the iShares® MSCI Emerging Markets Index Fund	July 2, 2007
126.	68-I	Reverse Exchangeable Notes Linked to the Least Performing Common Stock of Two or More Reference Stock Issuers	February 7, 2007
10

127.	68-II	Reverse Exchangeable Notes Linked to the Least Performing Common Stock of Two or More Reference Stock Issuers	June 6, 2008
128.	69-I	Return Notes Linked to the JPMorgan IncomeFX Strategy	February 21, 2007
129.	70-I	Return Enhanced Notes Linked to a Weighted Basket Consisting of up to Thirteen Components	February 23, 2007
130.	70-II	Return Enhanced Notes Linked to a Weighted Basket Consisting of up to Thirteen Components	February 27, 2007
131.	71-I	Bearish Return Enhanced Notes Linked to the TOPIX® Index	February 26, 2007
132.	72-I	Reverse Exchangeable Notes Linked to the iShares® FTSE/Xinhua China 25 Index Fund	March 9, 2007
133.	72-II	Reverse Exchangeable Notes Linked to the iShares® FTSE/Xinhua China 25 Index Fund	October 25, 2007
134.	73-I	Lesser Index Principal Protected Notes Linked to the Russell 2000® Index and the Dow Jones EURO STOXX 50® Index	March 19, 2007
135.	74-I	Principal Protected Dual Directional Knock-Out Notes Linked to Russell 2000® Index	March 20, 2007
136.	75-I	Mandatory Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	April 24, 2007
137.	76-I	Lesser Index Return Enhanced Notes Linked to the S&P 500® Index and the Nikkei 225 Index	May 16, 2007
138.	77-I	Exchangeable Notes Linked to a Common Stock or a Basket of Common Stocks	May 22, 2007
139.	78-I	Lesser Index Principal Protected Notes Linked to the Dow Jones EURO STOXX 50® Index and the Russell 1000® Growth Index	May 23, 2007
140.	79-I	Bearish Reverse Exchangeable Notes Linked to the Best Performing Common Stock in the Dow Jones Industrial AverageSM* * not including the common stock of JPMorgan Chase & Co.	June 1, 2007
141.	80-I	Principal Protected Notes Linked to the Dow Jones Global Titans 50 IndexSM	June 1, 2007
142.	81-I	Return Enhanced Notes Linked to the PHLX Semiconductor SectorSM Index	June 8, 2007
143.	82-I	Bearish Auto Callable Knock-Out Notes Linked Inversely to the S&P 500® Index	June 13, 2007
144.	82-II	Bearish Auto Callable Knock-Out Notes Linked Inversely to the S&P 500® Index	June 14, 2007
145.	83-I

Lesser Underlying Review Notes Linked to the S&P 500® Index and a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index

June 20, 2007
146.	84-I	Principal Protected Notes Linked to the MSCI EAFE® Index	June 22, 2007
11

147.	85-I

Principal Protected Notes Linked to a Weighted Basket Consisting of up to Thirteen Commodities and/or the Performance of One or More Currencies Relative to a Reference Currency or Linked to Any One of the Foregoing

June 25, 2007
148.	85-II

Principal Protected Notes Linked to a Weighted Basket Consisting of up to Thirteen Commodities and/or the Performance of One or More Currencies Relative to a Reference Currency and/or One or More of the Dow Jones EURO STOXX 50® Index, the Nikkei 225 Index, the S&P 500® Index and the S&P BRIC 40 Index, or Linked to Any One of the Foregoing

March 31, 2008
149.	86-I	Review Notes Linked to the KLD Select SocialSM Index	June 29, 2007
150.	87-I	Bearish Return Enhanced Notes Linked Inversely to the S&P 500® Index	July 10, 2007
151.	88-I	Reverse Exchangeable Notes Linked to the Least Performing Common Stock in the Dow 10 IndexSM* * not including the common stock of JPMorgan Chase & Co.	July 19, 2007
152.	89-I

Lesser Underlying Principal Protected Notes Linked to the S&P 500® Index and a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Singapore Index and the MSCI Taiwan Index

July 19, 2007
153.	90-I	Return Notes Linked to the JPMorgan Commodity Investable Global Asset Rotator Excess Return	July 26, 2007
154.	91-I	Contingent Protection Notes Linked to the S&P GSCITM Natural Gas Index Excess Return	August 3, 2007
155.	92-I	Step-Up Notes	August 6, 2007
156.	93-I	Leveraged Floating Rate Notes Linked to LIBOR and the SIFMA Municipal Swap Index	August 6, 2007
157.	93-II	Leveraged Floating Rate Notes Linked to LIBOR and the SIFMA Municipal Swap Index	August 28, 2007
158.	93-III	Leveraged Floating Rate Notes Linked to LIBOR and the SIFMA Municipal Swap Index	October 3, 2007
159.	94-I

Principal Protected Notes Linked to a Weighted Basket Consisting of the S&P GSCI™ Agriculture Index Excess Return, the S&P GSCI™ Energy Index Excess Return, the S&P GSCI™ Industrial Metals Index Excess Return, the S&P GSCI™ Livestock Index Excess Return and the S&P GSCI™ Precious Metals Index Excess Return, or Linked to Any One of the Foregoing

August 17, 2007
160.	95-I	Least Performing Index Review Notes Linked to the S&P 500® Index, the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Index	August 27, 2007
161.	96-I	Range Accrual Notes	September 25, 2007
162.	96-II	Range Accrual Notes	January 15, 2008
163.	96-III	Range Accrual Notes	February 4, 2008
164.	96-IV	Range Accrual Notes	April 30, 2008
12

165.	97-I	Principal Protected Dual Directional Knock-Out Notes Linked to S&P 500® Index	September 25, 2007
166.	97-II	Principal Protected Dual Directional Knock-Out Notes Linked to S&P 500® Index	November 20, 2007
167.	98-I	Index Knock-Out Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index, or Linked to Any One of the Foregoing	October 1, 2007
168.	98-II	Index Knock-Out Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index, or Linked to One or More of the Foregoing	October 2, 2008
169.	99-I	Bearish Knock-Out Buffered Return Enhanced Notes Linked Inversely to the iShares® MSCI Emerging Markets Index Fund	October 4, 2007
170.	100-I	Knock-Out Return Enhanced Notes Linked to the iShares® MSCI Emerging Markets Index Fund	October 10, 2007
171.	101-I	Lesser Index Return Enhanced Notes Linked to the Dow Jones EURO STOXX 50® Index and the Nikkei 225 Index	October 12, 2007
172.	102-I	Principal Protected Dual Directional Notes Linked to a Weighted Basket Consisting of up to Thirteen Commodities and/or Five Commodity Indices, or Linked to Any One of the Foregoing	October 15, 2007
173.	102-II	Principal Protected Dual Directional Notes Linked to a Weighted Basket Consisting of up to Thirteen Commodities and/or Five Commodity Indices, or Linked to Any One of the Foregoing	August 4, 2008
174.	103-I	Notes Linked to a Basket of Return Enhanced Components	October 19, 2007
175.	104-I	Bearish Return Enhanced Notes Linked Inversely to the Common Stock of a Reference Stock Issuer	October 31, 2007
176.	105-I

Contingent Interest Index Knock-Out Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index, or Linked to Any One of the Foregoing

November 6, 2007
177.	106-I	Principal Protected Dual Directional Knock-Out Notes Linked to the SPDR® S&P® Homebuilders ETF	November 13, 2007
178.	107-I	Knock-Out Return Enhanced Notes Linked to the MSCI EAFE® Index	November 14, 2007
179.	108-I	Upside Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	December 13, 2007
180.	109-I	Principal Protected Asset Allocation Notes Linked to the Performance of the Best Performing of the Three Reference Portfolios Each Comprised of Four Asset Classes	December 31, 2007
181.	109-II	Principal Protected Asset Allocation Notes Linked to the Performance of the Best Performing of the Three Reference Portfolios Each Comprised of Four Asset Classes.	August 1, 2008
182.	110-I	Return Enhanced Notes Linked to the iShares® MSCI Australia Index Fund	January 14, 2008
13

183.	111-I	Review Notes Linked to the Common Stock of a Reference Stock Issuer	January 17, 2008
184.	112-I	Zero Coupon Notes	January 25, 2008
185.	113-I	Reverse Exchangeable Notes Linked to the SPDR Trust, Series 1	January 28, 2008
186.	114-I

Principal Protected Dual Directional Knock-Out Notes Linked to One or More of the Following Indices: the S&P 500® Index, the Russell 2000® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index

February 1, 2008
187.	114-II

Principal Protected Dual Directional Knock-Out Notes Linked to One or More of the Following Indices: the S&P 500® Index, the NASDAQ-100 Index®, the Russell 2000® Index, the Nikkei 225 Index and the Dow Jones EURO STOXX 50® Index

March 6, 2008
188.	115-I	Principal Protected Notes Linked to a Weighted Basket Consisting of up to Thirteen Commodities and/or Five Commodity Indices, or Linked to Any One of the Foregoing	February 4, 2008
189.	115-II	Principal Protected Notes Linked to a Weighted Basket Consisting of up to Thirteen Commodities and/or Five Commodity Indices, or Linked to Any One of the Foregoing	June 2, 2008
190.	116-I	Reverse Exchangeable Notes Linked to the Financial Select Sector SPDR® Fund	February 11, 2008
191.	117-I	Return Notes Linked to the JPMorgan IncomeFX2 Strategy	February 14, 2008
192.	118-I	Principal Protected Dual Directional Knock-Out Notes Linked to the MSCI EAFE® Index	February 29, 2008
193.	119-I	Return Notes Linked to the JPMorgan Commodity Investable Global Asset Rotator Conditional Long-Short Index	March 3, 2008
194.	120-I	Return Enhanced Notes Linked to the S&P 100® Index	March 6, 2008
195.	121-I	Review Notes Linked to the S&P 500® Financials Index	March 7, 2008
196.	122-I	Contingent Buffered Index Notes Linked to the S&P 500® Index	March 7, 2008
197.	123-I	Return Notes Linked to the JPMorgan Commodity Investable Global Asset Rotator Conditional Long-Short II Index	March 10, 2008
198.	123-II	Return Notes Linked to the JPMorgan Commodity Investable Global Asset Rotator Conditional Long-Short II Index	March 11, 2008
199.	124-I	Reverse Exchangeable Notes Linked to the iShares® MSCI Emerging Markets Index Fund	March 12, 2008
200.	125-I	Reverse Exchangeable Notes Linked to the iShares® MSCI Brazil Index Fund	March 12, 2008
201.	126-I	Resetting Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	March 13, 2008
202.	127-I	Review Notes Linked to the Financial Select Sector Index	March 26, 2008
203.	128-I	Principal Protected Notes Linked to the SPDR® S&P® Homebuilders ETF	April 3, 2008
14

204.	129-I	Leveraged Floating Rate Notes Linked to the Spread Between Two U.S. Dollar Constant Maturity Swap Rates	April 10, 2008
205.	130-I	Review Notes Linked to a Weighted Basket Consisting of the Common Stocks of Reference Stock Issuers	April 18, 2008
206.	131-I	Reverse Exchangeable Notes Linked to the Market Vectors—Gold Miners ETF	April 21, 2008
207.	132-I	Return Notes Linked to the JPMorgan Core Commodity Investable Global Asset Rotator Conditional Long-Short Index	April 25, 2008
208.	132-II	Return Notes Linked to the JPMorgan Core Commodity Investable Global Asset Rotator Conditional Long-Short Index	July 31, 2008
209.	132-III	Return Notes Linked to the JPMorgan Core Commodity Investable Global Asset Rotator Conditional Long-Short Index	August 1, 2008
210.	132-IV	Return Notes Linked to the JPMorgan Core Commodity Investable Global Asset Rotator Conditional Long-Short Index	October 17, 2008
211.	133-I	Return Enhanced Notes Linked to a Basket of Common Stocks	April 25, 2008
212.	134-I

Buffered Dual Directional Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More of the S&P 500® Index, the S&P BRIC 40 Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index, the Dow Jones U.S. Real Estate Index, the Dow Jones — AIG Commodity IndexSM, the FTSE™ 100 Index, the MSCI EAFE® Index, the NASDAQ-100 Index®, the Russell 1000® Growth Index, the Russell 1000® Value Index, the Russell 2000® Index, the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index, the MSCI Singapore Index, the TOPIX® Index, the iShares® Dow Jones U.S. Real Estate Index Fund, the iShares® MSCI Emerging Markets Index Fund, the SPDR® S&P® Homebuilders ETF, the Financial Select Sector SPDR® Fund and the Vanguard® Emerging Markets ETF

April 29, 2008
213.	135-I

Principal Protected Dual Directional Notes Linked to a Weighted Basket Consisting of up to Thirteen Commodities and/or Five Commodity Indices and/or the Performance of One or More Currencies Relative to a Reference Currency, or Linked to Any One of the Foregoing

May 1, 2008
214.	136-I

Contingent Interest Knock-Out Notes Linked to a Weighted Basket Consisting of the S&P 500® Index, the Nikkei 225 Index, the Dow Jones EURO STOXX 50® Index and the iShares® MSCI Emerging Markets Index Fund, or Linked to Any One of the Foregoing

May 13, 2008
215.	137-I	KEYnotes Exchange Traded Notes Linked To The First Trust Enhanced 130/30 Large Cap Index Due 2023	May 21, 2008
216.	137-II	KEYnotes Exchange Traded Notes Linked to the First Trust Enhanced 130/30 Large Cap Index Due 2023	June 6, 2008
217.	137-III	KEYnotes Exchange Traded Notes Linked To The First Trust Enhanced 130/30 Large Cap Index Due 2023	August 18, 2008
218.	138-I	Return Notes Linked to the JPMorgan Core Commodity Investable Global Asset Rotator Long-Short Index	May 22, 2008
219.	139-I	Return Notes Linked to the PUTSM Index	May 23, 2008
220.	140-I	Principal Protected Dual Directional Knock-Out Notes Linked to the S&P MidCap 400® Index	May 30, 2008
15

221.	141-I	Return Enhanced Notes Linked to a Weighted Basket Consisting of One or Both of the JPMorgan IncomeFX2 Strategy and the JPMorgan IncomeEM Strategy	June 2, 2008
222.	142-I	Bearish Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	June 11, 2008
223.	143-I

Return Notes Linked to a Weighted Basket Consisting of up to One Hundred-Five JPMorgan Commodity Curve Commodity Indices, Twenty-One JPMorgan Commodity Curve Sector Indices, Three JPMorgan Commodity Curve Energy Light Indices and/or Three JPMorgan Commodity Curve Aggregate Indices, or Linked to Any One of the Foregoing

June 17, 2008
224.	144-I	Review Notes Linked to the SPDR® S&P® Homebuilders ETF	June 18, 2008
225.	145-I	Lookback Return Enhanced Notes Linked to the S&P 500® Index	July 14, 2008
226.	145-II	Optimal Entry Return Enhanced Notes Linked to the S&P 500® Index	July 15, 2008
227.	146-I	Return Enhanced Notes Linked to the Performance of a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency	July 21, 2008
228.	147-I	Return Enhanced Notes Linked to the iShares® FTSE/Xinhua China 25 Index Fund	July 23, 2008
229.	148-I	Return Enhanced Notes Linked to the Russell 3000® Index	July 31, 2008
230.	149-I	Bearish Return Enhanced Notes Linked Inversely to the Financial Select Sector SPDR® Fund dated August 5, 2008	August 5, 2008
231.	150-I	Principal Protected Notes Linked to the CBOE Volatility Index®	August 13, 2008
232.	151-I	Reverse Exchangeable Notes Linked to the iShares® Russell 2000 Index Fund	September 30, 2008
233.	152-I	Index Put Warrants Linked to the S&P 500® Index	October 3, 2008
234.	153-I	Bearish Principal Protected Notes Linked to the Performance of a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency	October 10, 2008
235.	154-I

Return Enhanced Notes Linked to a Single Index or a Weighted Basket Consisting of up to One Hundred-Five JPMorgan Commodity Curve Commodity Indices, Twenty-One JPMorgan Commodity Curve Sector Indices, Three JPMorgan Commodity Curve Energy Light Indices and/or Three JPMorgan Commodity Curve Aggregate Indices

November 3, 2008
236.	155-I	Contingent Coupon Principal Protected Notes Linked to a Single Reference Stock or a Basket of Reference Stocks	November 4, 2008
237.	156-I	Head-Start Buffered Return Enhanced Knock-Out Notes Linked to an Index	November 5, 2008
238.	UBS-1	100% Principal Protection Notes Linked to a Multi-Asset Portfolio	July 3, 2008
239.	UBS-1-I	100% Principal Protection Notes Linked to a Multi-Asset Portfolio	August 4, 2008
240.	UBS-2-I	100% Principal Protection Absolute Return Barrier Notes Linked to the MSCI EAFE® Index	August 26, 2008
16

241.	UBS-1-II	100% Principal Protection Notes Linked to a Multi-Asset Portfolio	August 27, 2008
242.	UBS-3-I	Autocallable Optimization Securities with Contingent Protection Linked to an Index Fund	November 5, 2008
243.	MS-1-I	Performance Leveraged Upside SecuritiesSM (“PLUSSM”) Linked to an Index	November 5, 2008
17

Annex B

NO.		PRODUCT SUPPLEMENT	DATE FILED
1.	3-A-I	Floating Rate Notes Linked to the Consumer Price Index	November 21, 2008
2.	14-A-I	Principal Protected Notes Linked to an Index	November 21, 2008
3.	14-A-II	Principal Protected Notes Linked to an Index	June 22, 2009
4.	14-A-III	Principal Protected Notes Linked to an Index	November 30, 2009
5.	18-A-I	Return Enhanced Notes Linked to an Index	November 21, 2008
6.	18-A-II	Return Enhanced Notes Linked to an Index	April 28, 2009
7.	20-A-I	Review Notes Linked to an Index	November 21, 2008
8.	20-A-II	Review Notes Linked to an Index	March 26, 2009
9.	20-A-III	Review Notes Linked to an Index	May 4, 2009
10.	20-A-IV	Review Notes Linked to an Index	April 15, 2010
11.	32-A-I	Principal Protected Notes Linked to a Weighted Basket of Components	November 21, 2008
12.	32-A-II	Principal Protected Notes Linked to a Weighted Basket of Components	May 17, 2010
13.	34-A-I	Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	November 21, 2008
14.	34-A-II	Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	February 7, 2011
15.	39-A-I	Return Enhanced Notes Linked to a Weighted Basket of Components	November 21, 2008
16.	39-A-II	Return Enhanced Notes Linked to a Weighted Basket of Components	November 21, 2008
17.	39-A-III	Return Enhanced Notes Linked to a Weighted Basket of Components	May 6, 2009
18.	39-A-IV	Return Enhanced Notes Linked to a Weighted Basket of Components	July 10, 2009
19.	39-A-V	Return Enhanced Notes Linked to a Weighted Basket of Components	August 7, 2009
20.	39-A-VI	Return Enhanced Notes Linked to a Weighted Basket of Components	February 22, 2010
21.	42-A-I	Review Notes Linked to the Constant Maturity U.S. Treasury Rate	November 24, 2008
22.	49-A-I	Principal Protected Notes Linked to the Performance of a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency	November 21, 2008
23.	56-A-I	Bearish Principal Protected Notes Linked Inversely to an Index	April 5, 2010
24.	60-A-I	Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More Commodity Indices	November 26, 2008
25.	60-A-II	Return Enhanced Notes Linked to a Weighted Basket Consisting of One or More Commodity Indices	February 5, 2009
18

26.	70-A-I	Return Enhanced Notes Linked to a Weighted Basket of Commodities	March 2, 2009
27.	74-A-I	Principal Protected Dual Directional Knock-Out Notes Linked to Russell 2000® Index	November 21, 2008
28.	87-A-I	Bearish Return Enhanced Notes Linked Inversely to an Index	December 18, 2008
29.	87-A-II	Bearish Return Enhanced Notes Linked Inversely to an Index	January 8, 2010
30.	90-A-I	Return Notes Linked to the JPMorgan Commodity Investable Global Asset Rotator Excess Return	July 7, 2009
31.	92-A-I	Step-Up Notes	November 26, 2008
32.	95-A-I	Least Performing Index Review Notes Linked to Two or More Indices	April 17, 2009
33.	96-A-I	Range Accrual Notes	November 21, 2008
34.	96-A-II	Range Accrual Notes	April 27, 2009
35.	96-A-III	Range Accrual Notes	September 29, 2010
36.	97-A-I	Principal Protected Dual Directional Knock-Out Notes Linked to an Index	December 2, 2008
37.	98-A-I	Index Knock-Out Notes Linked to a Weighted Basket of Indices	November 21, 2008
38.	98-A-II	Index Knock-Out Notes Linked to Weighted Basket of Indices or a Single Index	June 1, 2011
39.	98-A-III	Index Knock-Out Notes Linked to Weighted Basket of Indices or a Single Index	June 1, 2011
40.	103-A-I	Notes Linked to a Basket of Return Enhanced Components	November 21, 2008
41.	103-A-II	Notes Linked to a Basket of Return Enhanced Components	May 24, 2010
42.	108-A-I	Upside Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	November 21, 2008
43.	108-A-II	Upside Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	December 2, 2008
44.	108-A-III	Upside Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock Issuer	February 7, 2011
45.	109-A-I	Principal Protected Asset Allocation Notes Linked to the Performance of the Best Performing of the Three Reference Portfolios Each Comprised of Four Asset Classes	November 21, 2008
46.	109-A-II	Principal Protected Asset Allocation Notes Linked to the Performance of the Best Performing of the Three Reference Portfolios Each Comprised of Four Asset Classes	November 21, 2008
47.	111-A-I	Review Notes Linked to a Reference Stock	April 28, 2010
48.	114-A-I	Principal Protected Dual Directional Knock-Out Notes Linked to One or More Indices	December 2, 2008
49.	115-A-I	Principal Protected Notes Linked to a Weighted Basket of Components	November 21, 2008
50.	129-A-I	Leveraged Floating Rate Notes Linked to the Spread Between Two U.S. Dollar Constant Maturity Swap Rates	November 21, 2008
19

51.	129-A-II	Leveraged Floating Rate Notes Linked to a Spread Between Two Reference Rates	February 5, 2009
52.	132-A-I	Return Notes Linked to the JPMorgan Core Commodity Investable Global Asset Rotator Conditional Long-Short Index	November 21, 2008
53.	133-A-I	Return Enhanced Notes Linked to a Single Reference Stock or a Basket of Reference Stocks	January 29, 2009
54.	133-A-II	Return Enhanced Notes Linked to a Single Reference Stock or a Basket of Reference Stocks	May 4, 2009
55.	134-A-I	Dual Directional Buffered Return Enhanced Notes Linked to a Weighted Basket of Components	November 21, 2008
56.	134-A-II	Dual Directional Buffered Return Enhanced Notes Linked to a Weighted Basket of Components	May 5, 2009
57.	135-A-I	Principal Protected Dual Directional Notes Linked to a Weighted Basket of Components	November 21, 2008
58.	139-A-I	Return Notes Linked to the PUTSM Index	February 11, 2010
59.	142-A-I	Bearish Reverse Exchangeable Notes Linked to the Common Stock of a Reference Stock	August 14, 2009
60.	143-A-I	Return Notes Linked to a Single Index or a Weighted Basket Consisting of up to One Hundred-Five JPMorgan Commodity Curve Commodity Indices, Twenty-One JPMorgan Commodity Curve Sector Indices, Three JPMorgan Commodity Curve Energy Light Indices and/or Three JPMorgan Commodity Curve Aggregate Indices	July 7, 2009
61.	144-A-I	Review Notes Linked to an Index Fund	March 11, 2009
62.	144-A-II	Review Notes Linked to an Index Fund	November 30, 2009
63.	144-A-III	Review Notes Linked to an Index Fund	December 31, 2009
64.	144-A-IV	Review Notes Linked to an Index Fund	January 29, 2010
65.	146-A-I	Return Enhanced Notes Linked to the Performance of a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency	November 24, 2008
66.	151-A-I	Reverse Exchangeable Notes Linked to a Fund	June 4, 2010
67.	153-A-I	Bearish Principal Protected Notes Linked to the Performance of a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency	December 2, 2008
68.	154-A-I	Return Enhanced Notes Linked to a Single Index or a Weighted Basket Consisting of up to One Hundred-Five JPMorgan Commodity Curve Commodity Indices, Twenty-One JPMorgan Commodity Curve Sector Indices, Three JPMorgan Commodity Curve Energy Light Indices and/or Three JPMorgan Commodity Curve Aggregate Indices	November 21, 2008
69.	154-A-II	Return Enhanced Notes Linked to a Single Index or a Weighted Basket Consisting of up to One Hundred-Five JPMorgan Commodity Curve Commodity Indices, Twenty-One JPMorgan Commodity Curve Sector Indices, Three JPMorgan Commodity Curve Energy Light Indices and/or Three JPMorgan Commodity Curve Aggregate Indices	February 5, 2009
70.	155-A-I	Contingent Coupon Notes Linked to a Single Reference Stock or a Basket of Reference Stocks	November 21, 2008
20

71.	155-A-II	Contingent Coupon Notes Linked to a Single Reference Stock or a Basket of Reference Stocks	September 30, 2010
72.	155-A-III	Contingent Coupon Notes Linked to a Single Reference Stock or a Basket of Reference Stocks	February 25, 2011
73.	156-A-I	Head-Start Buffered Return Enhanced Knock-Out Notes Linked to an Index	November 21, 2008
74.	157-A-I	Principal Protected Notes Linked to a Commodity Index	December 4, 2008
75.	157-A-II	Principal Protected Notes Linked to a Commodity Index	December 11, 2008
76.	158-A-I	Principal Protected Notes Linked to the JPMorgan Efficiente (USD) Index	January 5, 2009
77.	158-A-II	Principal Protected Notes Linked to the JPMorgan Efficiente (USD) Index	November 30, 2009
78.	159-A-I	Reverse Exchangeable Notes Linked to Two or More Reference Stocks	January 7, 2009
79.	160-A-I	Index Call Warrants Linked to the S&P 500®Index	January 13, 2009
80.	161-A-I	Principal-at-Risk Notes Linked to a Weighted Basket Consisting of One or More Commodity Indices	February 23, 2009
81.	162-A-I	Multi-Level Return Enhanced Notes Linked to an Index	March 11, 2009
82.	163-A-I	Alerian MLP Index ETN	March 13, 2009
83.	164-A-I	Review Notes Linked to a Commodity	March 27, 2009
84.	164-A-I	Fixed or Floating Rate Notes	April 30, 2009
85.	164-A-II	Review Notes Linked to a Commodity	November 8, 2010
86.	165-A-I	Fixed or Floating Rate Notes	May 1, 2009
87.	165-A-II	Interest Rate Linked Notes	August 24, 2010
88.	165-A-III	Interest Rate Linked Notes	October 18, 2010
89.	165-A-IV	Interest Rate Linked Notes	February 16, 2011
90.	166-A-I	Return Enhanced Notes Linked to a Weighted Basket of Indices, Converted into U.S. Dollars	June 9, 2009
91.	167-A-I	Principal-at-Risk Notes Linked to a Weighted Basket Consisting of One or More Commodity Indices	June 17, 2009
92.	167-A-II	Principal-at-Risk Notes Linked to a Weighted Basket Consisting of One or More Commodity Indices	October 7, 2009
93.	168-A-I	Notes Linked to a Weighted Basket of Return Enhanced Components, Converted into U.S. Dollars	July 23, 2009
94.	169-A-I	Market Participation Review Notes Linked to a Commodity Index	July 29, 2009
95.	169-A-II	Market Participation Review Notes Linked to a Commodity Index	November 8, 2010
96.	170-A-I	Market Plus Notes Linked to a Commodity or a Commodity Index	July 29, 2009
97.	170-A-II	Market Plus Notes Linked to a Commodity or a Commodity Index	September 15, 2009
21

98.	171-A-I	Autocallable Index Knock-Out Notes Linked to a Weighted Basket of Indices or a Single Index	July 29, 2009
99.	172-A-I	Return Notes Linked to the JPMorgan Commodity Investable Global Asset Rotator 9 Conditional Long-Short Index	July 31, 2009
100.	172-A-II	Return Notes Linked to the JPMorgan Commodity Investable Global Asset Rotator 9 Conditional Long-Short Index	December 1, 2010
101.	173-A-I	Contingent Protection Notes Linked to a Commodity or a Commodity Index	September 14, 2009
102.	174-A-I	Return Notes Linked to a Basket of Reference Stocks	September 28, 2009
103.	175-A-I	Market Plus Notes Linked to a Weighted Basket of Components	October 7, 2009
104.	176-A-I	Contingent Protection Notes Linked to a Single Reference Currency Relative to a Base Currency	October 29, 2009
105.	177-A-I	Contingent Lookback Notes Linked to an Index Fund	December 16, 2009
106.	178-A-I	Equity Linked Notes Linked to a Reference Stock	January 7, 2010
107.	179-A-I	Return Notes Linked to a J.P. Morgan Contag Conditional Index	January 13, 2010
108.	180-A-I	Return Notes Linked to a J.P. Morgan Contag Conditional Index	January 13, 2010
109.	181-A-I	Review Notes Linked to a Weighted Basket of Indices or a Single Index, Converted into U.S. Dollars	February 3, 2010
110.	182-A-I	Index Fund Knock-Out Notes Linked to an Index Fund	February 4, 2010
111.	183-A-I	Dual Directional Knock-Out Notes Linked to an Index	February 12, 2010
112.	184-A-I	Digital Plus Notes Linked to the Performance of a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency	February 16, 2010
113.	185-A-I	Return Notes Linked to the J.P. Morgan Alternative Index Multi-Strategy 5 (USD)	March 8, 2010
114.	185-A-II	Return Notes Linked to the J.P. Morgan Alternative Index Multi-Strategy 5 (USD)	March 9, 2010
115.	185-A-III	Return Notes Linked to the J.P. Morgan Alternative Index Multi-Strategy 5 (USD)	June 13, 2011
116.	186-A-I	Principal Protected Notes Linked to the J.P. Morgan Alternative Index Multi-Strategy 5 (USD)	March 22, 2010
117.	186-A-II	Notes Linked to the J.P. Morgan Alternative Index Multi-Strategy 5 (USD)	June 13, 2011
118.	187-A-I	Return Notes and Return Enhanced Notes Linked to a J.P. Morgan Contag Beta Index	April 12, 2010
119.	187-A-II	Return Notes and Return Enhanced Notes Linked to a J.P. Morgan Contag Beta Index	April 29, 2010
120.	188-A-I	Return Notes Linked to the JPMorgan Commodity Investable Global Asset Rotator 9 Long-Only Index	May 10, 2010
121.	189-A-I	Return Notes Linked to the MDAX® Index	May 12, 2010
22

122.	190-A-I	Bearish Principal Protected Notes Linked Inversely to the J.P. Morgan US Treasury Note Futures (G) Tracker	May 25, 2010
123.	191-A-I	Market Plus Notes Linked to a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency	May 26, 2010
124.	192-A-I	Callable Yield Notes Linked to the Least Performing of Two or More Indices or Funds	June 1, 2010
125.	192-A-II	Callable Yield Notes Linked to the Least Performing of Two or More Indices or Funds	June 4, 2010
126.	192-A-III	Callable Yield Notes Linked to the Least Performing of Two or More Indices or Funds	March 10, 2011
127.	193-A-I	Contingent Digital Coupon Notes Linked to the Least Performing of Two or More Reference Currencies Relative to a Base Currency or Linked to the Best Performing of Two or More Reference Currencies Relative to a Base Currency	June 16, 2010
128.	194-A-I	Daily Liquidity Notes Linked to a Commodity Index	July 14, 2010
129.	194-A-II	Daily Liquidity Notes Linked to a Commodity Index	May 12, 2011
130.	195-A-I	Knock-Out Notes Linked to a Reference Stock	July 19, 2010
131.	196-A-I	Return Enhanced Notes Linked to the J.P. Morgan Alternative Index Multi-Strategy 5 (USD)	August 18, 2010
132.	196-A-II	Return Enhanced Notes Linked to the J.P. Morgan Alternative Index Multi-Strategy 5 (USD)	June 13, 2011
133.	197-A-I	Notes Linked to a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency	August 25, 2010
134.	197-A-II	Notes Linked to a Single Reference Currency (relative to a Base Currency) or Precious Metal Note linked to the Least Performing of Two or More Reference Currencies (relative to a Base Currency) and/or Precious Metals Notes Linked to a Weighted Basket of Reference Currencies (relative to a Base Currency) and/or Precious Metals	September 21, 2011
135.	198-A-I	JPMorgan Double Short US Long Bond Treasury Futures ETNs	September 8, 2010
136.	199-A-I	JPMorgan Double Short US 10 Year Treasury Futures ETNs	September 21, 2010
137.	200-A-I	Daily Liquidity Notes Linked to a J.P. Morgan Bespoke Commodity Index	November 2, 2010
138.	200-A-II	Daily Liquidity Notes Linked to a J.P. Morgan Bespoke Commodity Index	February 11, 2011
139.	200-A-III	Daily Liquidity Notes Linked to a J.P. Morgan Bespoke Commodity Index	April 12, 2011
140.	201-A-I	Autocallable Return Enhanced Notes Linked to an Index, an Index Fund or a Basket of Indices and/or Index Funds	January 6, 2011
141.	202-A-I	Notes Linked to the JPMorgan ETF Efficiente 5 Index	January 25, 2011
142.	203-A-I	Return Notes Linked to a Commodity Index or a Basket of Commodity Indices	January 26, 2011
143.	204-A-I	Return Enhanced Knock-Out Notes Linked to a Reference Stock	February 17, 2011
23

144.	205-A-I	Foreign Currency-Denominated Notes Linked to an Index, Payable in U.S. Dollars	March 3, 2011
145.	206-A-I	Notes Linked to a Commodity, a Commodity Futures Contract, a Commodity Index or a Basket	March 4, 2011
146.	207-A-I	Double Short Leverage Notes Linked to the J.P. Morgan US Treasury Note Futures (G) Tracker	March 17, 2011
147.	208-A-I	Knock-Out Notes Linked to a Basket of Reference Stocks	March 29, 2011
148.	209-A-I	Return Notes Linked to the MSCI Europe ex UK with Special Tax Rate Index	March 29, 2011
149.	210-A-I	Return Notes Linked to an Index, Converted into U.S. Dollars	May 24, 2011
150.	211-A-I	High/Low Coupon Callable Yield Notes Linked to the Least Performing of Two or More Indices or Funds	June 21, 2011
151.	211-A-II	High/Low Coupon Callable Yield Notes Linked to the Least Performing of Two or More Indices or Funds	August 11, 2011
152.	212-A-I	Return Notes Linked to the J.P. Morgan Strategic Volatility Index	July 1, 2011
153.	213-A-I	Foreign Currency-Denominated Notes, Payable in U.S. Dollars, Linked to an Index, an Index Fund or a Basket	July 11, 2011
154.	214-A-I	Return Enhanced Notes Linked to an Equity Index with Strategic Volatility Overlay	October 3, 2011
155.	215-A-I	Annual Income Notes Contingent on the Performance of the JPMorgan ETF Efficiente 5 Index	October 4, 2011
156.	UBS-3-A-I	Autocallable Optimization Securities with Contingent Protection Linked to an Index Fund	May 29, 2009
157.	UBS-4-A-I	Autocallable Optimization Securities Linked to an Index; Autocallable Optimization Securities with Partial Protection Linked to an Index	November 21, 2008
158.	UBS-5-A-I	Return Optimization Securities Linked to an Index; Return Optimization Securities with Partial Protection Linked to an Index	December 2, 2008
159.	UBS 6-A-I	Bearish Autocallable Optimization Securities Linked Inversely to an Index; Bearish Autocallable Optimization Securities with Partial Protection Linked Inversely to an Index	December 5, 2008
160.	UBS-7-A-I	Return Optimization Securities Linked to an Index Fund; Return Optimization Securities with Partial Protection Linked to an Index Fund	February 4, 2009
161.	UBS-8-A-I	Yield Optimization Notes with Contingent Protection	April 3, 2009
162.	UBS-8-A-II	Trigger Yield Optimization Notes	January 25, 2011
163.	UBS-8-A-III	Trigger Yield Optimization Notes	January 25, 2011
164.	UBS-9-A-I	100% Principal Protection Notes Linked to a Weighted Basket of Indices	May 27, 2009
165.	UBS-9-A-II	Market Strategies to Complement Traditional Fixed Income Investments	December 21, 2009
166.	UBS-10-A-I	Barrier Optimization Securities Linked to an Index; Barrier Optimization Securities with Partial Protection Linked to an Index	July 17, 2009
167.	UBS 11-A-I	Return Optimization Securities Linked to a Commodity Return Optimization Securities with Partial Protection Linked to a Commodity	September 15, 2009
24

168.	UBS 11-A-II	Return Optimization Securities Linked to a Commodity Return Optimization Securities with Partial Protection Linked to a Commodity	May 4, 2010
169.	UBS-11-A-III	Return Optimization Securities Linked to a Commodity or Futures Contracts on a Commodity or a Basket of Commodities and/or Commodity Futures Contracts
		Buffered Return Optimization Securities Linked to a Commodity or Futures Contracts on a Commodity or a Basket of Commodities and/or Commodity Futures Contracts	February 1, 2011
170.	UBS-12-A-I	Step Performance Securities Linked to a Weighted Basket of Components	October 20, 2009
171.	UBS-13-A-I	Autocallable Optimization Securities with Contingent Protection Linked to an Underlying Stock	May 4, 2010
172.	UBS-13-A-II	Trigger Autocallable Optimization Securities Linked to an Underlying Stock	January 5, 2011
173.	UBS-14-A-I	Airbag Yield Optimization Notes	September 15, 2011
174.	MS-1-A-I	Performance Leveraged Upside SecuritiesSM ("PLUSSM") Linked to an Index	November 21, 2008
175.	MS-1-A-II	Performance Leveraged Upside SecuritiesSM ("PLUSSM") Linked to an Index	November 26, 2008
176.	MS-1-A-III	Performance Leveraged Upside SecuritiesSM ("PLUSSM") Linked to an Index	January 29, 2009
177.	MS-2-A-I	Performance Leveraged Upside SecuritiesSM ("PLUSSM") Linked to Shares of an Exchange-Traded Fund	March 2, 2009
178.	MS-2-A-II	Performance Leveraged Upside SecuritiesSM ("PLUSSM") Linked to Shares of an Exchange-Traded Fund	November 25, 2009
179.	MS-3-A-I	Auto-Callable Securities Linked to Shares of an Exchange-Traded Fund	March 27, 2009
180.	MS-4-A-I	Capital Protected Notes Linked to an Index	June 23, 2009
181.	MS-5-A-I	Reverse Convertible Securities ("RevConsSM") Linked to an Underlying Stock	August 20, 2009
182.	MS-6-A-I	Bear Market Performance Leveraged Upside SecuritiesSM ("Bear Market PLUSSM") Linked to an Index	November 25, 2009
183.	MS-7-A-I	Jump Securities Based on the Price of the Shares of an Exchange-Traded Fund	December 18, 2009
184.	MS-7-A-II	Jump Securities Based on the Price of the Shares of an Exchange-Traded Fund	June 25, 2010
185.	MS-8-A-I	Step-Up Notes	July 13, 2010
186.	MS-9-A-I	Performance Leveraged Upside SecuritiesSM ("PLUSSM") Linked to One or More Indices and/or Exchange-Traded Funds	November 30, 2010
187.	MS-9-A-II	Performance Leveraged Upside SecuritiesSM ("PLUSSM") Linked to One or More Indices and/or Exchange-Traded Funds	March 7, 2011
188.	MS-10-A-I	Outperformance Jump Securities Based on the Performance of One Exchange-Traded Fund Relative to another Exchange-Traded Fund	December 23, 2010
189.	MS-11-A-I	Performance Leveraged Upside SecuritiesSM ("PLUSSM") Linked to One or More Reference Currencies Relative to a Base Currency	February 1, 2011
25

190.	MS-12-A-I	Range Accrual Notes	February 9, 2011
191.	MS-13-A-I	Interest Rate Linked Notes	May 18, 2011
192.	MS-14-A-I	Equity-Linked Notes Linked to One or More Indices and/or Exchange-Traded Funds Equity-Linked Partial Principal at Risk Securities Linked to One or More Indices and/or Exchange-Traded Funds	May 31, 2011
26

Annex C

NO.		INDEX SUPPLEMENT	DATE FILED
1.	1-I	Notes Linked to an Index or a Weighted Basket of Components	March 11, 2009
2.	1-32-A	Principal Protected Notes Linked to an Index or a Weighted Basket of Components	January 27, 2009
3.	2-A-I	Notes Linked to a J.P. Morgan Bespoke Commodity Index or a Basket	March 10, 2011
4.	3-A-I	Notes Linked to a J.P. Morgan Contag Beta Index or a Basket	May 13, 2011
5.	3-A-II	Notes Linked to a J.P. Morgan Contag Beta Index or a Basket	July 7, 2011
6.	3-A-III	Notes Linked to a J.P. Morgan Contag Beta Index or a Basket	July 21, 2011
7.	4-A-I	Notes Linked to a J.P. Morgan Contag Beta Alternate Benchmark Class A Total Return Index or a Basket	June 20, 2011

27